Exhibit 5.1

January 24, 2020

New Frontier Health Corporation

23rd Floor, 299 QRC

287-299 Queen’s Road Central

Hong Kong

Re: Amendment No. 1 to Form F-3 Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as special counsel to New Frontier Health Corporation, a Cayman Islands exempted company (the “Company”), in connection with the preparation of Amendment No. 1 to the Company’s Form F-3 Registration Statement on Form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance from time to time by the Company of up to 26,875,000 ordinary shares upon the exercise of 26,875,000 warrants of the Company (“Warrants”), each exercisable for one ordinary share, par value $0.0001 per share, of the Company (“ordinary shares”). The Registration Statement also relates to the offer and sale by certain securityholders set forth in the prospectus contained in the Registration Statement and any supplement to the prospectus of up to (i) 127,341,048 ordinary shares and (ii) 12,500,000 Warrants.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the amended and restated memorandum and articles of association of the Company, as in effect on the date hereof, (ii) the Registration Statement, (iii) resolutions of the Board of Directors of the Company relating to, among other matters, the issuance of the Warrants and the filing of the Registration Statement and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Warrants are legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed herein are based upon and limited to the laws of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP